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                                                                     Exhibit 4.3
                                                           ARTICLES OF AMENDMENT

                          MAIL TO: SECRETARY OF STATE    FOR OFFICE USE ONLY 002
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
MUST BE TYPED                 FAX  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                             ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED               TO THE
SELF-ADDRESSED ENVELOPE    ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is   Topro, Inc.
                                      --------------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on January 29, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

          No shares have been issued or Directors Elected - Action by
------    Incorporators

          No shares have been issued but Directors Elected - Action by Directors
------
          Such amendment was adopted by the board of directors where shares have
------    been issued and shareholder action was not required.

    X     Such amendment was adopted by a vote of the shareholders.  The number
------    of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is TAVA Technologies, Inc.


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not applicable

If these amendments are to have a delayed effective date, please list that date:
-------------------------
            (Not to exceed ninety (90) days from the date of filing)

                                      Topro, Inc.



                                      Signature   /s/ John Jenkins
                                                --------------------------------
                                        Title    John Jenkins, President and CEO
                                                --------------------------------